                                                                    Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 9/30/98


                                                                                                         PERCENT OF
                                                              PERCENT OF                 AGGREGATE        AGGREGATE
                                                               NUMBER OF                RECEIVABLE       RECEIVABLE
AGGREGATE RECEIVABLES BALANCE           NUMBER OF ACCTS            ACCTS                   BALANCE          BALANCE
1.        5,000 or less                          32,473           70.04%            $53,670,958.71           10.04%

2.        5,000 - 10,000                          5,896           12.72%             41,619,516.41            7.78%

3.       10,000 - 25,000                          4,682           10.10%             73,043,025.00           13.66%

4.       25,000 - 50,000                          1,711            3.69%             59,559,396.66           11.14%

5.       50,000 - 75,000                            564            1.22%             33,932,109.66            6.35%

6.       75,000 - 100,000                           281            0.61%             24,373,710.27            4.56%

7.      100,000 - 250,000                           500            1.08%             75,978,648.26           14.21%

8.      250,000 - 500,000                           156            0.34%             53,860,827.73           10.07%

9.      500,000 - 1,000,000                          67            0.14%             47,551,839.16            8.89%

10.   1,000,000 - 5,000,000                          31            0.07%             52,491,131.18            9.82%

11.         Over  5,000,000                           3            0.01%             18,637,791.26            3.49%


Total:                                           46,364                            $534,718,954.30

   AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED
                            PORTFOLIO AS OF 9/30/98

                                                                                                                   PERCENT OF
                                                                      PERCENT                AGGREGATE              AGGREGATE
                                                                 OF NUMBER OF              RECEIVABLES            RECEIVABLES
REMAINING INSTALLMENT TERM       NUMBER OF ACCTS                        ACCTS                  BALANCE                BALANCE


03 Months or Less                         18,772                       40.49%           $82,934,562.61                 15.51%


04 to 06 Months                           16,341                       35.25%           184,595,430.92                 34.52%


07 to 09 Months                           10,757                       23.20%           177,955,551.77                 33.28%


10 to 12 Months                              284                        0.61%            21,809,888.59                  4.08%


13 to 18 Months                               97                        0.21%            27,075,193.89                  5.06%


More than 18 Months                          113                        0.24%            40,348,326.52                  7.55%



Total:                                    46,364                                       $534,718,954.30

                   AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                          AS OF 9/30/98

            STATES                                  AGGREGATE                PERCENTAGE OF
                                                  RECEIVABLES                    AGGREGATE
                                                      BALANCE                  RECEIVABLES
                                                                                   BALANCE

CALIFORNIA                                    $128,056,119.80                       23.95%
TEXAS                                           72,405,091.56                       13.54%
NEW YORK                                        49,997,255.19                        9.35%
FLORIDA                                         34,831,426.12                        6.51%
PENNSYLVANIA                                    26,769,122.23                        5.01%
NEW JERSEY                                      25,318,348.33                        4.73%
MASSACHUSETTS                                   16,432,243.06                        3.07%
WASHINGTON                                      14,389,482.38                        2.69%
ILLINOIS                                        13,269,799.79                        2.48%
GEORGIA                                         12,902,509.88                        2.41%
OHIO                                            11,526,575.20                        2.16%
CONNECTICUT                                     11,461,914.43                        2.14%
LOUISIANA                                        8,458,714.49                        1.58%
OREGON                                           8,399,978.62                        1.57%
MICHIGAN                                         7,463,415.67                        1.40%
COLORADO                                         6,848,077.62                        1.28%
ALASKA                                           6,656,671.54                        1.24%
NORTH CAROLINA                                   6,271,937.84                        1.17%
MISSOURI                                         5,838,590.28                        1.09%
MARYLAND                                         5,039,897.20                        0.94%
SOUTH CAROLINA                                   5,039,200.69                        0.94%
INDIANA                                          4,978,393.11                        0.93%
VIRGINIA                                         4,785,935.73                        0.90%
WEST VIRGINIA                                    4,629,090.72                        0.87%
MISSISSIPPI                                      3,862,534.78                        0.72%
WISCONSIN                                        3,701,536.40                        0.69%
OKLAHOMA                                         3,483,351.51                        0.65%
TENNESSEE                                        3,474,666.08                        0.65%
ARKANSAS                                         3,338,051.16                        0.62%
MINNESOTA                                        3,301,489.36                        0.62%
ALABAMA                                          3,225,992.29                        0.60%
NEVADA                                           3,036,319.54                        0.57%
HAWAII                                           2,875,494.07                        0.54%
KENTUCKY                                         2,639,580.94                        0.49%
ARIZONA                                          2,259,308.11                        0.42%
NEW HAMPSHIRE                                    1,348,552.14                        0.25%
UTAH                                             1,275,478.64                        0.24%
MAINE                                            1,099,098.96                        0.21%
IOWA                                               917,496.60                        0.17%
MONTANA                                            749,330.32                        0.14%
IDAHO                                              720,664.12                        0.13%
NEBRASKA                                           564,878.85                        0.11%
RHODE ISLAND                                       520,178.14                        0.10%
WYOMING                                            325,768.39                        0.06%
SOUTH DAKOTA                                       225,979.26                        0.04%
DISTRICT OF COLUMBIA                                 2,058.48                        0.00%
NEW MEXICO                                           1,354.68                        0.00%




Total:                                        $534,718,954.30

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                    NINE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                    SEPTEMBER 30, 1998           DECEMBER 31, 1997
                                                                    ------------------           -------------------
Average Outstanding Principal Balance                                    $535,104                      $562,229
Gross Charge Offs                                                           2,111                         1,002
Recoveries                                                                    620                           102
Net Charge Offs                                                             1,491                           900
Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                                 0.37%(2)                      0.16%


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
    (2)   Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                          AT SEPTEMBER 30,       AT DECEMBER 31,
                                                                               1998                   1997
                                                                               ----                   ----
Number of days a loan remains overdue after cancellation of
    the related insurance policy
             31-89 days                                                       0.87%                   1.17%
             90-270 days                                                      1.07%                   0.93%
             Over 270 days (1)                                                0.00%                   0.00%
                                                                              -----                   -----
                 Total                                                        1.94%                   2.10%
                                                                              =====                   =====


             (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                    NINE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                   SEPTEMBER 30, 1998                   DECEMBER 31, 1997
                                                                   ------------------                 -------------------
Average Outstanding Principal Balance Receivables                           $535,104                            $562,229
Interest & Fee Income                                                         45,918                              63,462

Average Revenue Yield                                                          11.44%(1)                           11.29%

(1)  Calculated on an annualized basis.